As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gentherm Incorporated

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

28875 Cabot Drive, Novi, MI	48377
(Address of principal executive offices)	(Zip code)

GENTHERM INCORPORATED

2023 EQUITY INCENTIVE PLAN

(Full title of the plan)

William Presley

President and Chief Executive Officer

Gentherm Incorporated

28875 Cabot Drive

Novi, MI 48377

(248) 504-0500

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Wayne Kauffman, Esq. Senior Vice President, General Counsel and Secretary Gentherm Incorporated 28875 Cabot Drive Novi, MI 48377 (248) 504-0500	Michael S. Ben, Esq. Honigman LLP 2290 First National Building 660 Woodward Ave. Detroit, Michigan 48226-3506 (313) 465-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 14, 2026, at the 2026 Annual Meeting of Shareholders of Gentherm Incorporated (the “Registrant”), the Registrant’s shareholders approved an amendment to the Gentherm Incorporated 2023 Equity Incentive Plan (the “2023 Plan”) to increase by 1,700,000 the maximum number of shares of the Registrant’s common stock, no par value (the “Common Stock”) that may be issued pursuant to awards granted under the 2023 Plan, which amendment the Registrant’s Board of Directors (the “Board”) had previously approved, subject to such shareholder approval. The Registrant has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of 1,700,000 shares of Common Stock, which are reserved for issuance to eligible participants upon the vesting or exercise of awards granted under the 2023 Plan, as amended. The Common Stock being registered hereunder is in addition to the 3,730,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2023 (Commission File No. 333-272056) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the content of the Prior Registration Statement is incorporated herein by reference.

The following documents filed with the Commission by the Registrant also are hereby incorporated herein by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 19, 2026 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on April 1, 2026;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 23, 2026;

(c)

the Registrant’s Current Reports on Form 8-K or 8-K/A filed with the SEC on January  29, 2026, February 27, 2026 (together with the Current Report on Form 8-K/A filed with the Commission on April  23, 2026), March  17, 2026, March  25, 2026, and May 19, 2026; and

(d)

the description of the Registrant’s Common Stock under the caption “Description of Securities” on pages 37 through 38 of the Prospectus included in the Registrant’s registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the Commission pursuant to the Securities Act and incorporated by reference into the Registrant’s initial registration statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the description of the Common Stock contained in Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated herein by reference and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 5, 2018

4.2	Amended and Restated Bylaws of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2016

5*	Opinion of Honigman LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Honigman LLP (included in its opinion filed as Exhibit 5 to this Registration Statement)

24*	Power of Attorney (included after the signature of the Registrant contained in this Registration Statement)

99.1	Gentherm Incorporated 2023 Equity Incentive Plan, effective as of May 18, 2023, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2023

99.2	First Amendment to Gentherm Incorporated 2023 Equity Incentive Plan, effective as of May 14, 2026, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2026

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on June 2, 2026

GENTHERM INCORPORATED

By:	/s/ WILLIAM PRESLEY
William Presley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Presley, Jonathan Douyard and Wayne Kauffman as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM PRESLEY	Director, President	June 2, 2026
William Presley	and Chief Executive Officer (Principal Executive Officer)

/s/ JONATHAN DOUYARD	Executive Vice President, Chief Financial Officer and Treasurer	June 2, 2026
Jonathan Douyard	(Principal Financial Officer)

/s/ NICHOLAS BREISACHER	Chief Accounting Officer	June 2, 2026
Nicholas Breisacher	(Principal Accounting Officer)

/s/ RONALD HUNDZINSKI	Director, Chairman of the Board	June 2, 2026
Ronald Hundzinski

/s/ SOPHIE DESORMIÈRE	Director	June 2, 2026
Sophie Desormière

/s/ DAVID HEINZMANN	Director	June 2, 2026
David Heinzmann

/s/ LAURA KOWALCHIK	Director	June 2, 2026
Laura Kowalchik

/s/ CHARLES KUMMETH	Director	June 2, 2026
Charles Kummeth

/s/ BETSY METER	Director	June 2, 2026
Betsy Meter

/s/ JOHN STACEY	Director	June 2, 2026
John Stacey

/s/ KENNETH WASHINGTON	Director	June 2, 2026
Kenneth Washington

[SIGNATURE PAGE TO S-8 REGISTRATION STATEMENT]